UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2003

DDi Corp.

DDi Capital Corp.

(Exact Name of registrant as specified in its charter)

Delaware California	000-30241 333-41187	06-1576013 33-0780382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

On May 13, 2003, DDi Corp. (the “Company”) and its indirect subsidiaries, DDi Capital Corp. and Dynamic Details Inc., announced that the Company and a steering committee of the senior lender group of the Dynamic Details senior credit facility, have reached an agreement in principle on a proposal to restructure the Dynamic Details senior credit facility which, as previously disclosed, is currently in default. This agreement in principle is subject to a number of terms and conditions, including approval by other senior lenders, satisfactory arrangements for the restructuring of DDi Corp.’s convertible subordinated notes and DDi Capital’s senior discount notes and the execution of definitive documentation. The Company believes that the restructured credit facility, which will have a final maturity date of 2008, will provide DDi with a flexible long-term credit facility that will allow the Company to implement its business plan. Such steering committee of the senior lender group holds less than a majority of the outstanding senior debt.

Consistent with the Company’s objective to achieve a consensual arrangement relating to restructuring of its U.S. indebtedness, the steering committee of the ad hoc committee of certain holders of the Company’s 5¼% and 6¼% convertible subordinated notes participated in the discussions with the Company and a steering committee of the senior lender group of the Dynamic Details senior credit facility. In the context of these discussions, such steering committee of the noteholders and a steering committee of the senior lender group reached an agreement in principle with the Company and Dynamic Details on an overall restructuring proposal which encompasses the restructuring of the Dynamic Details senior credit facility, as discussed above, as well as restructuring of agreements with the Company’s convertible subordinated noteholders. The Company is in default on its obligations to pay interest on both the 5¼% and 6¼% convertible subordinated notes. The ad hoc committee of the noteholders holds less than a majority of the aggregate principal amount of the convertible subordinated notes.

The agreement in principle regarding an overall restructuring proposal anticipates that the claims of the holders of the DDi Capital senior discount notes would also be restructured. As a result of the on-going restructuring efforts, the Company does not expect that DDi Capital will pay its interest obligations under the DDi Capital 12½% senior discount notes due on May 15, 2003. Failure to make such interest payments within 30 days of the due date will constitute a default under the senior discount notes. The Dynamic Details senior credit facility, which is jointly and severally guaranteed by DDi Capital and its subsidiaries and secured by the assets of all of DDi Corp.’s domestic subsidiaries, effectively ranks senior to the convertible subordinated notes and the DDi Capital senior discount notes.

This overall restructuring is subject to a number of terms and conditions, including the approval thereof by the above-referenced debtholder groups and the execution of definitive documentation. The contemplated restructuring anticipates honoring all vendor claims in full without impairment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: May 13, 2003	By:	/s/ JOHN STUMPF
John Stumpf Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CAPITAL CORP.

Date: May 13, 2003	By:	/s/ JOHN STUMPF
John Stumpf Chief Financial Officer and Treasurer